EXHIBIT 99.1

                     [Letterhead of Binks Sames Corporation]


PRESS RELEASE

Contact:          Wayne F. Edwards
                  Chairman and CEO
                  Binks Sames Corporation
                  (847) 671-3000 or

                  Ronald G. Bottrell
                  DNW Communications
                  (312) 467-0760

                                                           For Immediate Release
                                                           ---------------------

                 BINKS SAMES RELEASES HISTORICAL FINANCIAL DATA
                   FOR CONTINUING OPERATIONS AFTER SALE TO ITW

FRANKLIN PARK, IL, September 18, 1998--Binks Sames Corporation (BIN:AMEX) today released unaudited financial information for those business units that will not be purchased by Illinois Tool Works (ITW:NYSE) in a transaction announced on August 31, 1998. The financial data provided for the continuing operations on a consolidated basis covers the fiscal years 1994-1997 and the first six months of fiscal 1998.

Wayne F. Edwards, Chairman and interim CEO of Binks Sames, said, "We are releasing the restated financial data in order to provide shareholders and investors with a clearer picture of the historical financial performance of the operating units that will comprise the Company after the ITW sale is completed. As the data shows, the business units that will comprise the soon-to-be-renamed Company--Sames Corporation--have been historically profitable and have provided much of the sales growth and a significant portion of the gross margins for Binks Sames since 1994. We will provide additional financial information, such as balance sheet data, as it becomes available."

Arnold H. Dratt, who will become President and CEO upon completion of the ITW transaction, returned this week from meetings in Grenoble, France, where the largest Sames business is located. "Recent product introductions from our French subsidiary directed toward the general industrial finishing market are anticipated to improve our share of that market," Dratt said. "At the same time, we will strive to maintain Sames' leadership position in the global automotive finishing market."

"We intend to focus our efforts on growing sales and improving margins in the core Sames product lines, while leveraging the research and development investments of the past few years by introducing new electrostatic products for the general industrial finishing market," Dratt added.


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Edwards said that the Federal Trade Commission granted early termination of the applicable waiting period under federal antitrust law to the ITW transaction on September 15, 1998 and the ITW sale is expected to close on September 30, 1998. Edwards also noted that following the sale, the Board of Directors will continue to work with William Blair & Company in exploring strategic options for the Company, in order to maximize shareholder value.

Binks Sames Corporation is engaged in the design, manufacture and sale of high-quality spray finishing and coating application equipment. The Sames business is noted for its global leadership position in electrostatic finishing equipment for the automotive finishing market and for the general industrial finishing market.

                                      # # #

(Statements regarding the future operating performance for Sames business units constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, and are subject to the safe harbor created thereby. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations reflected in such forward-looking statements will prove to be correct. Important factors that could cause actual results to differ materially from the Company's expectations include, without limitation, general economic and market conditions, competitive factors, and the ability of the Company to achieve sales and margin improvements with respect to the Sames businesses. No assurance can be given that the forward-looking statements will prove to be correct.)

                                                  BINKS SAMES CORPORATION
                                      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                           RESTATED FOR DISCONTINUED OPERATIONS
                                          (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                             6 MONTHS
                                                             FY 1998        FY 1997       FY 1996        FY 1995       FY 1994
                                                             -------        -------       -------        -------       -------

Net sale                                                    $  60,933       101,137       142,345        111,830        90,121
Cost of goods sold........................................     45,657        68,017       100,115         76,785        63,402
  Gross profit............................................     15,276        33,120        42,230         35,045        26,719
Selling, general and administrative expenses..............     13,854        29,486        30,401         28,013        22,488
Nonrecurring costs........................................      9,754           320            --             --
  Operating income (loss).................................     (8,332)        3,314        11,829          7,032         4,231
Other expense(income):
  Interest expense........................................        313           783         1,090            899           442
  Other expense (income), net.............................        390        (1,148)           (9)          (179)
                                                                  703          (365)        1,081            720           442
Income (loss) from continuing operations before Income
  taxes...................................................     (9,035)        3,679        10,748          6,312         3,789
Income tax expense (benefit)..............................     (3,796)        1,745         4,563          2,644         1,495
Income (loss) from continuing operations, net of tax......     (5,239)        1,934         6,185          3,668         2,294
Income (loss) from discontinued operations, net of tax....     (7,349)      (42,014)      (17,293)           638         1,121
Net income (loss).........................................   $(12,588)      (40,080)      (11,108)         4,306         3,415
Income (loss) per share-diluted
  continuing operations...................................   $  (1.77)         0.62          2.00           1.19          0.74
  discontinued operations.................................      (2.48)       (13.54)        (5.59)          0.21          0.36
  net income (loss).......................................   $  (4.25)       (12.92)        (3.59)          1.39          1.11
  average shares outstanding..............................      2,964         3,102         3,092          3,089         3,089


     FOOTNOTES TO BINKS SAMES CORPORATION RESTATED STATEMENTS OF OPERATIONS

1. The substantial increase in 1996 sales over 1995 sales was largely attributable to increases in worldwide demand for large automotive installations.

2. Six months fiscal 1998 nonrecurring costs of $9.8 million are comprised of costs associated with the settlement of copyright infringement litigation and related licensing arrangements.

3. Including in selling, general and administrative expenses for all periods presented is an allocated amount reflecting Sames' share of overhead costs related to Binks Sames Corporation's shared selling and administrative expenses. The amounts allocated to Sames were based on the ratio of Sames' revenues to Binks Sames Corporation's revenues. They are not necessarily indicative of the expenses that Sames would have incurred had it been a separate, independent company.

4. The average translation rate of the French Franc to the U.S. Dollar has declined significantly in fiscal years 1998 and 1997 relative to 1996. If prevailing translation rates from fiscal 1996 had remained in effect for fiscal 1998 and 1997, total Company sales would have been higher by $8.6 million and $6.4 million respectively.